EXHIBIT 21

TRINITY INDUSTRIES, INC.

Listing of Subsidiaries of the Registrant

The Registrant has no parent.

At February 1, 2004, the operating subsidiaries of the Registrant were:

		Percentage of
		voting securities
		owned by the
Name of subsidiary	Organized in	Registrant

Apromat, S.A. — Arad	Romania	50%
Astra Vagoane, S.A. — Arad	Romania	96%
ICPV, S.A. — Arad	Romania	89%
International Industrial Indemnity Co.	Vermont	100%
Reunion General Agency, Inc.	Texas	100%
Syro, Inc.	Ohio	100%
Transit Mix Concrete & Materials Company	Delaware	100%
Transit Mix Concrete — Baytown, Inc.	Texas	100%
Transit Mix Transportation Services, LLC	Delaware	100%
Transit Mix Concrete & Materials Co. of Louisiana	Delaware	100%
Trinity Argentina S.R.L	Argentina	100%
Trinity EE, Inc.	Delaware	100%
Trinity Equipment Company, Inc.	Delaware	100%
Trinity Fittings Group, Inc.	Delaware	100%
Trinity Industries Buffalo, Inc.	Delaware	100%
Trinity Industries International, Inc.	Delaware	100%
Trinity Industries International Holdings AG	Switzerland	100%
Administradora Especializada, S. de R.L. de C.V.	Mexico	100%
Grupo Tatsa, S. de R.L. de C.V.	Mexico	100%
Trinity Industries de Mexico, S. de R.L. de C.V.	Mexico	100%
Servicios Corporativos Tatsa, S. de R.L. de C.V.	Mexico	100%
Trinity Industries do Brasil, Ltda.	Brazil	100%
Trinity Industries GmbH	Switzerland	100%
Wagonmarket, spol. S.r.o	Slovak Republic	100%
Trinity Rail do Brasil, Ltda.	Brazil	100%
Trinity Industries Leasing Company	Delaware	100%
Transport Capital, LLC	Delaware	100%
Trinity Financial Services, Inc.	Delaware	100%
Trinity Marks Company	Texas	100%
TILX GP II, LLC	Delaware	100%
Trinity Rail Leasing II, L.P.	Delaware	1%
TILX LP II, LLC	Delaware	100%
Trinity Rail Leasing II, L.P.	Delaware	99%
Trinity Rail Leasing Trust II	Delaware	100%
TILX GP III, LLC	Delaware	100%
Trinity Rail Leasing III, L.P.	Texas	1%
TILX LP III, LLC	Texas	100%
Trinity Rail Leasing III, L.P.	Texas	99%
TILC Equity OP GP III-C, LLC	Delaware	100%
TILC Equity OP III-C, L.P.	Texas	1%
TILC Equity OP LP III-C, LLC	Delaware	100%
TILC Equity OP III-C, L.P.	Texas	99%
Trinity Marine Leasing, Inc.	Delaware	100%
Trinity Industries Real Properties, Inc.	Delaware	100%
Trinity Industries Transportation, Inc.	Texas	100%
Trinity Industries Transportation Services, LLC	Delaware	100%
Trinity Marine Products, Inc.	Delaware	100%
Trinity Materials, Inc.	Delaware	100%
Trinity Mining Services, Inc.	Delaware	100%

		Percentage of
		voting securities
		owned by the
Name of subsidiary	Organized in	Registrant

Trinity Rail Group, LLC	Delaware	100%
Thrall Vagonka Studenka, a.s	Czech Republic	95%
Thrall International Holdings LLC	Illinois	99%
Thrall Europa	Eng. & Wales	100%
Thrall Company	Delaware	100%
Rail Project, s.r.o	Slovak Republic	100%
Thrall Trinity Freight Car, Inc.	Delaware	100%
DIFCO, Inc.	Ohio	100%
Trinity Rail Components & Repair, Inc.	Delaware	100%
McConway and Torley Corporation	Pennsylvania	100%
MCT Properties, Inc.	Delaware	100%
McConway and Torley — Anniston, Inc.	Delaware	100%
Standard Forged Products, Inc.	Delaware	100%
Trinity Railcar Repair, Inc.	Delaware	100%
Trinity Rail GmbH	Switzerland	100%
Trinity Tank Car, Inc.	Delaware	100%
Trinity Rail, Inc.	Delaware	100%
Trinity Rail Management, Inc.	Delaware	100%
TILX GP I, LLC	Delaware	100%
Trinity Rail Leasing I, L.P.	Texas	1%
TILX LP I, LLC	Delaware	100%
Trinity Rail Leasing I, L.P.	Texas	99%
Trinity Rail Market Services, Inc.	Delaware	100%
Trinity Structural Towers, Inc.	Delaware	100%
TRN Investment Company, Inc.	Delaware	100%
TRN, Inc.	Delaware	100%